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                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549



                                 FORM 8-K



                              CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934






Date of Report. . . . . . . . . . . . . . . . . .  August 11, 1997
                                                   ---------------


                    CABLE CAR BEVERAGE CORPORATION
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          (Exact name of Registrant as specified in its charter)



       Delaware                  0-14784            52-0880815
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State or other jurisdiction     Commission       (I.R.S. Employer
  of incorporation              File Number      Identification No.)




717 17th Street, Suite 1475   Denver, Colorado            80202
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(Address of principal executive offices)                (Zip Code)


                               N/A
       ------------------------------------------------------------
       (Former name or former address, if changed since last report)



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Item 5.  Other Events
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     Amendments to Agreements with Stewart's Restaurants, Inc.
     ---------------------------------------------------------
     On June 24, 1997 the Company entered into agreements with Stewart's Restaurants, Inc. ("Stewart's Restaurants") amending and modifying its licensing agreements with Stewart's Restaurants. The
agreements were further amended on August 11, 1997.   Among other
things, these amendments (i) gave the Company ownership of the forumulas for and manufacturing rights to concentrates used to make Stewart's soft drinks; (ii) provide that the Company is permitted to use the Stewart's trademark on any other product of any type; and (iii) granted to the Company the perpetual exclusive worldwide license to manufacture, distribute and sell post-mix syrups and premises for Stewart's beverages throughout the world (fountain-type beverages), subject to certain rights retained by Stewart's Restaurants. As consideration for these amendments, the Company agreed to issue to Stewart's Restaurants an aggregate of 150,000 shares of the Company's Common Stock and to pay Stewart's Rstaurants $400,000 in cash, of which $250,000 is payable on March 31, 1998 and $150,000 is payable on March 31, 1999.


Item 7.  Financial Statements and Exhibits
------------------------------------------
      (c)Exhibits.

     10-V Agreement of June 24, 1997 (amending Master Agreement) - Stewart's Restaurants, Inc., as amended August 11, 1997

     10-W      Agreement of June 24, 1997 (amending Fountain Agreement)
               - Stewart's Restaurants, Inc., as amended August 11,
               1997







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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


(Registrant)               CABLE CAR BEVERAGE CORPORATION
(Date)                     August 19, 1997
By:(Signature)             /s/ Myron D. Stadler
(Name and Title)           Myron D. Stadler
                           Chief Accounting Officer







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